SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Report (date of earliest event reported) February 4, 2004.

Champion Industries, Inc.

(Exact name of registrant as specified in its charter)

West Virginia	0-21084	55-0717455

(State or other jurisdiction of corporation)	(Commission File No.)	(IRS Employer Identification No.)

2450 First Avenue P. O. Box 2968 Huntington, West Virginia	25728

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(304) 528-2791

Not Applicable

(Former name or former address, if changes since last report)

INFORMATION TO BE INCLUDED IN THE REPORT

Item 4.   Changes in Registrant’s Cettifying Accountant

      On February 4, 2004, Champion Industries, Inc. (the “Company”) dismissed Ernst & Young LLP and engaged the firm of BKD, LLP as its independent accountants for the fiscal year ended October 31, 2004. During the Company’s two most recent fiscal years and through the date of discharge of Ernst & Young LLP, there were no disagreements with Ernst & Young LLP on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of Ernst & Young LLP, would have caused Ernst & Young LLP to make reference to the matter in its report. The reports of Ernst & Young LLP on the Company’s financial statements for the fiscal years ended October 31, 2003 and October 31, 2002, contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. The Company has requested Ernst & Young LLP to furnish to the Company a letter addressed to the Commission stating whether it agrees with the above statements. Such letter, received by the Company on February 9, 2004, is filed herewith as Exhibit 16. The decision to change accountants as described above was approved by the Audit Committee of the Board of Directors of the Company and ratified by the Board of Directors.

Item 7.   Financial Statements and Exhibits

     (c)   The exhibit listed on the Exhibit Index on page 4 of this Form 8-K is filed herewith.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHAMPION INDUSTRIES, INC.

(Registrant)

/s/ Todd R. Fry

Date: February 9, 2004	Todd R. Fry, Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit 16- Letter re: change in certifying accountant	Letter of Ernst & Young LLP dated February 6, 2004. Filed herewith as page 5.